UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2020

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 Peru Dr. McCarran, Nevada 89437
(Address of principal executive offices)

(775) 525-1936
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
As noted in Item 5.02 below, on May 19, 2020, Sushil "Sam" Kapoor resigned from the board of directors (“Board”) of Aqua Metals, Inc. (“Company”). Mr. Kapoor was one of three members of the audit committee of the Company’s Board. As a consequence of Mr. Kapoor’s resignation, the Company became out of compliance with NASDAQ Listing Rule 5605(c)(2), which requires that the board of directors of a NASDAQ listed company have an audit committee made up of at least three independent directors. On May 19, 2020, the Company advised The NASDAQ Stock Market LLC (“NASDAQ”) of Mr. Kapoor’s resignation, its consequences with regard to compliance with NASDAQ Listing Rules 5605(c)(2) and the Company’s intention to regain compliance with NASDAQ Listing Rules 5605(c)(2) in a timely manner.

In accordance with NASDAQ Listing Rule 5605(c)(4), the Company has an automatic cure period in order to regain compliance with NASDAQ Listing Rule 5605(c)(2) as follows:

•	until the earlier of the Company’s next annual stockholders’ meeting or May 19, 2021; or
•	if the next annual stockholders’ meeting is held before November 16, 2020, then the Company must evidence compliance no later than November 16, 2020.

The Company intends to appoint a third independent director to its Board and audit committee, and thereby regain compliance NASDAQ Listing Rule 5605(c)(2), prior to its next annual meeting of stockholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2020, Sushil "Sam" Kapoor resigned from the board of directors (“Board”) of Aqua Metals, Inc. (“Company”). Mr. Kapoor’s resignation was submitted in accordance with the Company’s director resignation policy following the certification of the voting at our annual meeting of stockholders held on May 19. 2020. As reflected in Item 5.07 below, a majority of the votes cast on the matter of Mr. Kapoor’s election to the Board were cast as withheld votes. In accordance with the Company’s director resignation policy, the independent members of the Board unanimously approved the acceptance of Mr. Kapoor’s resignation.

Item 5.07	Submission of Matters to a Vote of Security Holders
We held an annual meeting of stockholders on May 19, 2020, for purposes of:

•Electing four directors, each to serve until our 2021 Annual Meeting of Stockholders; and
•Approving an amendment to our 2019 Stock Incentive Plan; and
•Ratifying the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020

All of the persons nominated to serve on our board of directors, namely S. Shariq Yosufzai, Vincent L. DiVito, Stephen Cotton, and Sushil “Sam” Kapoor, were elected to our board of directors, with shares voted as follows:

	Shares voted for	Shares withheld
S. Shariq Yosufzai	15,118,192	3,655,406
Vincent L. DiVito	15,389,804	3,383,794
Stephen Cotton	15,741,465	3,032,133
Sushil “Sam” Kapoor	9,182,484	9,591,114

There were 24,405,223 broker non-votes in the election of directors.

Our stockholders approved the amendment to our 2019 Stock Incentive Plan, with shares voted as follows:

Shares voted for	12,715,309
Shares against	5,897,182
Shares abstaining	161,107

There were 24,405,223 broker non-votes in the approval of our 2019 Stock Incentive Plan.

Our stockholders ratified the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, with shares voted as follows:

Shares voted for	41,870,123
Shares against	903,893
Shares abstaining	404,805

There were no broker non-votes in the ratification of the appointment of Armanino LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: May 20, 2020	/s/ Judd Merrill
Judd Merrill
Chief Financial Officer